CERTIFICATE OF FORMATION

OF

EXCELSIOR GLOBAL PRIVATE MARKETS FUND II (TE), LLC

This Certificate of Formation of Excelsior Global Private Markets Fund II (TE), LLC is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.).

FIRST:	The name of the limited liability company formed hereby is “Excelsior Global Private Markets Fund II (TE), LLC” (the “Company”).

SECOND:	The address of the registered office of the Company in the State of Delaware is 615 South DuPont Highway, County of Kent, City of Dover, State of Delaware, 19901.

THIRD:
The name and address of the registered agent for service of process on the Company in the State of Delaware is National Corporate Research, Ltd., 615 South DuPont Highway, County of Kent, City of Dover, State of Delaware, 19901.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 8th day of September, 2010.

EXCELSIOR GLOBAL PRIVATE MARKETS FUND II (TE), LLC

By:
Name:	Steven L. Suss
Its:	Authorized Person